SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2003

VANGUARD AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-27034 48-1149290

(State of incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

7667 NW Prairie View Road, Suite 205, Kansas City, MO 64153

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code (775) 363-1450

Item 4. Bankruptcy or Receivership.

On December 19, 2003, after notice and hearing, the United States Bankruptcy Court for the Western District of Missouri at Kansas City entered an order titled "Findings of Fact, Conclusions of Law and Order Confirming Debtor's First Amended Liquidating Plan of Reorganization" (the "Confirmation Order") in Vanguard Airlines, Inc.'s ("Vanguard") bankruptcy case (case number > 02-50802-jwv). The full text of the Confirmation Order is attached as an exhibit hereto. The full text of Vanguard's First Amended Liquidating Plan of Reorganization (the "Plan"), along with the supporting Disclosure Statement, were filed on Form 8-K on December 4, 2003.

The Plan set forth procedures for the liquidation of all of Vanguard's assets and distributions to various classes of creditors in accordance bankruptcy regulations. Under the Plan, holders of equity interests shall receive not distributions and, on the Effective Date of the Plan, all equity interests shall be canceled and deemed extinguished. The Effective Date of the Plan was December 31, 2003; therefore, all equity interest have been canceled as of this date and no further reporting to holders of equity interests shall be made.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are filed with this report:

Exhibit No. Description

99.1 Findings of Fact, Conclusions of Law, and Order Confirming Debtor's First Amended

Liquidating Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD AIRLINES, INC.

/s/ David A. Rescino______

By: David A. Rescino

President and Chief Financial Officer

Date: January 6, 2004